                                                                 EXHIBIT e(1)(c)

                                 AMENDMENT NO. 2
                        TO THE THIRD AMENDED AND RESTATED
                          MASTER DISTRIBUTION AGREEMENT
                                     BETWEEN
                         AIM INVESTMENT SECURITIES FUNDS

                 (APPLICABLE TO CLASS A SHARES, CLASS C SHARES,
             AIM CASH RESERVE SHARES AND INSTITUTIONAL CLASS SHARES)
                                       AND
                            A I M DISTRIBUTORS, INC.

         The Third Amended and Restated Master Distribution Agreement (the "Agreement"), dated November 28, 2000, by and between AIM Investment Securities Funds, a Delaware business trust, and A I M Distributors, Inc., a Delaware corporation, is hereby amended as follows:

         1. The following paragraph is added at the end of Section FOURTH: (A):

                   "The public offering price of the Class R shares shall be the net asset value per share of the applicable Class R shares. Net asset value per share shall be determined in accordance with the provisions of the then current prospectus and statement of additional information of the applicable Portfolio. The Distributor may establish a schedule of contingent deferred sales charges to be imposed at the time of redemption of the Shares, and such schedule shall be disclosed in the current prospectus of each Portfolio. Such schedule of contingent deferred sales charges may reflect variations in or waivers of such charges on redemptions of Class R shares, either generally to the public or to any specified class of shareholders and/or in connection with any specified class of transactions, in accordance with applicable rules and regulations and exemptive relief granted by the Securities and Exchange Commission, and as set forth in the Portfolios' current prospectus(es). The Distributor and the Company shall apply any then applicable scheduled variation in or waiver of contingent deferred sales charges uniformly to all shareholders and/or all transactions belonging to a specified class."

         2. Appendix A to the Agreement is hereby deleted in its entirety and replaced with the following:

                                   "APPENDIX A
                                       TO
                           THIRD AMENDED AND RESTATED
                          MASTER DISTRIBUTION AGREEMENT
                                       OF
                         AIM INVESTMENT SECURITIES FUNDS

         CLASS A SHARES
         --------------
         AIM High Yield Fund
         AIM High Yield Fund II
         AIM Income Fund
         AIM Intermediate Government Fund
         AIM Limited Maturity Treasury Fund
         AIM Municipal Bond Fund
         AIM Total Return Bond Fund

         CLASS C SHARES
         --------------
         AIM High Yield Fund
         AIM High Yield Fund II
         AIM Income Fund
         AIM Intermediate Government Fund
         AIM Money Market Fund
         AIM Municipal Bond Fund
         AIM Total Return Bond Fund

         CLASS R SHARES
         --------------
         AIM Income Fund
         AIM Intermediate Government Fund
         AIM Money Market Fund

         AIM CASH RESERVE SHARES
         -----------------------
         AIM Money Market Fund

         INSTITUTIONAL CLASS SHARES
         --------------------------
         AIM Limited Maturity Treasury Fund"

         All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Dated: June 3, 2002

                                             AIM INVESTMENT SECURITIES FUNDS


Attest: /s/ P. MICHELLE GRACE                By: /s/ ROBERT H. GRAHAM
       ----------------------------------       --------------------------------
        Assistant Secretary                      Robert H. Graham
                                                 President



                                             A I M DISTRIBUTORS, INC.


Attest: /s/ P. MICHELLE GRACE                By: /s/ MICHAEL J. CEMO
       ----------------------------------       --------------------------------
        Assistant Secretary                      Michael J. Cemo
                                                 President










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